CONTACT:	Patricia S. Betance Assistant Secretary

TELEPHONE:	310/638-2842	FOR IMMEDIATE RELEASE

	NASDAQ/NMS-ARDNA	SOUTHERN CALIFORNIA

Arden Group, Inc. Announces Stock Purchase

LOS ANGELES, CA December 29, 2006 – Arden Group, Inc. (Nasdaq-ARDNA) announced that it has purchased 68,331 shares of its Class A Common Stock in an unsolicited private transaction for an aggregate purchase price of approximately $7,516,410.

The remaining number of shares authorized by the Board of Directors for purchase, subsequent to the purchase of the 68,331 shares and prior purchased shares, is 22,904 shares.

Arden Group, Inc. is the parent company of Gelson’s Markets which operates 18 full-service supermarkets in Southern California carrying both perishable and grocery products.